Exhibit 99.1

[AUTODESK]

Press Release

Investor:	Sue Pirri, sue.pirri@autodesk.com, 415-507-6467
Misty Ohmart, misty.ohmart@autodesk.com, 415-507-6208

Media:	Shannon Hart, shannon.hart@autodesk.com, 415-507-6241
Nicole Pack, nicole.pack@autodesk.com, 415-507-6282

AUTODESK REPORTS FIRST QUARTER RESULTS

Strong Releases Drive Eight Percent Sequential Revenue Increase; Subscriptions Reach Record Level

SAN RAFAEL, Calif., May 22, 2003—Autodesk, Inc. (NASDAQ: ADSK), the world’s leading design software and digital content company, today announced that revenue for its fiscal first quarter ended April 30, 2003 increased eight percent sequentially to $211 million compared to $196 million reported in the fourth quarter of fiscal 2003. Net revenues were $229 million in the first quarter of fiscal year 2002. First quarter net income was $7.5 million or $0.07 per diluted share compared to net income of $6.4 million or $0.06 per share for the fourth quarter of fiscal 2003. Net income for the same quarter a year ago was $17.6 million or $0.15 per diluted share.

Autodesk’s sequential quarter growth was fueled by three factors: strong product releases, 28 percent revenue growth in the Discreet division, reflecting an improved media and entertainment market, and continued momentum of the subscription program. During the quarter, Autodesk unveiled the strongest product lineup in its 21 year history.

“Our eight percent sequential revenue growth is an excellent start to fiscal 2004,” said Carol Bartz, Autodesk chairman and CEO. “These results confirm that our new releases provide customers with the increased productivity and quick return on investment that they demand.”

Increased productivity continues to be the main driver for customer adoption as demonstrated by four percent sequential revenue growth in the Design Solutions Group. Autodesk is the technology leader in each of its key industry segments, with 15 new products introduced during the quarter including Autodesk Inventor and the award-winning color grading product from Discreet, Lustre.

As a key component in the Autodesk product lifecycle management strategy, sales of Autodesk Inventor Series outpaced the closest competitor as the manufacturing industry’s top selling 3D modeling solution for the fifth consecutive quarter. The sale of 7,300 commercial seats during the quarter confirms that manufacturing customers continue to realize the value of new product enhancements—larger assembly performance, DWF publishing, and surface trimming capability.

The media and entertainment industry is showing signs of recovery. This market improvement, together with our new Discreet products, translated into strong revenue growth for Autodesk. Revenues in Discreet were up 28 percent from the previous quarter and eight percent versus the prior year quarter to $38 million, returning Discreet to operating profitability after seven quarters.

Customers understand the value of the Autodesk Subscription Program—now available worldwide. The program continues to appeal to customers as the best way to stay on the latest software release and budget more effectively. As a result, deferred subscription revenue increased to $61 million in the quarter.

Autodesk finished the quarter with $402 million in cash and investments. This was after using $30 million to buy back two million shares of stock, $3 million paid in quarterly dividends and $5 million for the acquisitions of Linius Technologies and VIA Development Corporation.

“With powerful new releases just entering the market, Autodesk has never been better positioned,” said Bartz. “Increased growth in new commercial seats and the continued success of the company’s subscription program led to the largest number of users at launch on AutoCAD 2004 based products. Despite a constrained spending environment and the uncertainty of SARS, we remain conservative yet highly confident in the outlook for the company.”

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

Q2 Fiscal 2004

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Net revenues for the second quarter of fiscal 2004 are expected to be in the range of $207 million to $212 million. Earnings per diluted share for the second quarter of fiscal year 2004 are expected to be in the range of $0.07 to $0.10.

Factors that could cause Q2 net revenues to differ from our expectations include further weakening of the economies where we do business, lack of momentum in upgrade or subscription revenue, the effect of SARS on business growth in Asia Pacific or elsewhere and foreign currency exchange fluctuations. Anticipated earnings for Q2 are highly sensitive to revenue growth, but could also be affected by failure to adjust costs to revenue levels quickly enough, interest rates, share count and unanticipated costs, such as litigation.

Full Year Fiscal 2004

Net revenues for fiscal 2004 are still expected to be in the range of $875 million to $900 million. Earnings per diluted share for fiscal year 2004 are expected to be in the range of $0.50 to $0.60

In addition to the factors above, there is less visibility on the full year and more potential for geopolitical and economic forces to impact our anticipated results of operations.

Safe Harbor Statement

The statements above contained in the business outlook are forward-looking statements that involve risks and uncertainties. In addition to the factors discussed above, factors that could cause actual results to differ materially include the following: general market and business conditions, delays in the release of new products and services, failure to achieve sufficient sell-through in our channels for new or existing products, failure to achieve customer acceptance of key new design and entertainment applications, pricing pressure, failure to achieve anticipated cost reductions, failure to achieve continued success in technology advancements, changes in accounting rules, failure to successfully integrate new or acquired businesses, financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, failure to grow lifecycle management or collaboration products.

Further information on potential factors that could affect the financial results of Autodesk are included in the company’s report on Form 10-K, for the year ended January 31, 2003, which is on file with the Securities and Exchange Commission.

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Autodesk will host a conference call at 312-470-0197 (password: Autodesk) and an audio webcast on the first quarter results beginning at 5:00 p.m. Eastern Time at www.Autodesk.com/investor. A replay of this webcast will be maintained on our website for at least twelve months.

About Autodesk

Autodesk is the world’s leading design software and digital content company, offering customers progressive business solutions through powerful technology products and services. Autodesk helps customers in the building, manufacturing, infrastructure, digital media, and wireless data services fields increase the value of their digital design data and improve efficiencies across their entire project lifecycle management processes. For more information, contact any Authorized Autodesk Reseller, call Autodesk at 800-964-6432, or visit www.autodesk.com. Discreet™ product information is available at 800-869-3504 or via the Web at www.discreet.com.

# # #

Autodesk, Autodesk Inventor and the Autodesk logo are registered trademarks, and Discreet is a trademark, of Autodesk, Inc., in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.

© Copyright 2003 Autodesk, Inc. All rights reserved.

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Autodesk, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended April 30,
	2003	2002
	(Unaudited)
Net revenues	$210,766	$229,327

Costs and expenses:
Cost of revenues	36,951	40,692
Marketing and sales	85,538	87,336
Research and development	47,392	45,207
General and administrative	34,278	33,159
Amortization of purchased intangibles	—	203
Restructuring and other	—	1,542

	204,159	208,139

Income from operations	6,607	21,188
Interest and other income, net	3,272	2,978

Income before income taxes	9,879	24,166
Provision for income taxes	(2,371)	(6,525)

Net income	$7,508	$17,641

Basic net income per share	$0.07	$0.16

Diluted net income per share	$0.07	$0.15

Shares used in computing basic net income per share	111,775	113,258

Shares used in computing diluted net income per share	113,446	118,402

Autodesk, Inc.

Pro Forma Consolidated Statements of Income

(See pro forma adjustments listed in the tables below)

(In thousands, except per share data)

	Three Months Ended April 30,
	2003	2002
	(Unaudited)
Net revenues	$210,766	$229,327

Costs and expenses:
Cost of revenues	36,951	40,692
Marketing and sales	85,538	87,336
Research and development	47,392	45,207
General and administrative	34,278	33,159

	204,159	206,394

Income from operations	6,607	22,933
Interest and other income, net	3,272	2,978

Income before income taxes	9,879	25,911
Provision for income taxes	(2,371)	(6,996)

Pro forma net income	$7,508	$18,915

Basic pro forma net income per share	$0.07	$0.17

Diluted pro forma net income per share	$0.07	$0.16

Shares used in computing basic pro forma net income per share	111,775	113,258

Shares used in computing diluted pro forma net income per share	113,446	118,402

A reconciliation between operating expenses on a GAAP basis and pro forma operating expenses is as follows:
GAAP operating expenses	$204,159	$208,139
Amortization of purchased intangibles	—	(203)
Restructuring and other	—	(1,542)

Pro forma operating expenses	$204,159	$206,394

A reconciliation between income from operations on a GAAP basis and pro forma income from operations is as follows:
GAAP income from operations	$6,607	$21,188
Amortization of purchased intangibles	—	203
Restructuring and other	—	1,542

Pro forma income from operations	$6,607	$22,933

A reconciliation between provision for income taxes on a GAAP basis and pro forma provision for income taxes is as follows:
GAAP provision for income taxes	$(2,371)	$(6,525)
Income tax effect of pro forma adjustments	—	(471)

Pro forma provision for income taxes	$(2,371)	$(6,996)

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:
GAAP net income	$7,508	$17,641
Amortization of purchased intangibles	—	203
Restructuring and other	—	1,542
Income tax effect	—	(471)

Pro forma net income	$7,508	$18,915

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Autodesk, Inc.

Consolidated Balance Sheets

(In thousands)

	April 30, 2003	January 31, 2003
	(Unaudited)	(Audited)
ASSETS:
Current assets:
Cash and cash equivalents	$179,443	$186,377
Marketable securities	59,047	60,643
Accounts receivable, net	133,596	132,803
Inventories	8,849	12,284
Deferred income taxes	26,579	28,923
Prepaid expenses and other current assets	28,329	28,602

Total current assets	435,843	449,632

Marketable securities	163,297	164,029
Computer equipment, software, furniture and leasehold improvements, at cost:
Computer equipment, software and furniture	209,902	210,900
Leasehold improvements	32,758	32,913
Less accumulated depreciation	(171,101)	(167,691)

Net	71,559	76,122
Purchased technologies and capitalized software, net	27,574	30,125
Goodwill, net	160,293	155,945
Deferred income taxes	6,059	—
Other assets	7,838	7,797

	$872,463	$883,650

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$43,966	$45,122
Accrued compensation	48,527	44,869
Accrued income taxes	47,322	39,802
Deferred revenues	96,168	93,241
Other accrued liabilities	74,282	86,994

Total current liabilities	310,265	310,028

Deferred income taxes, net	—	1,678
Other liabilities	2,860	2,736
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	470,041	479,874
Accumulated other comprehensive loss	(11,399)	(11,568)
Deferred compensation	(1,440)	(2,185)
Retained earnings	102,136	103,087

Total stockholders’ equity	559,338	569,208

	$872,463	$883,650

Autodesk, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	April 30, 2003	April 30, 2002
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$7,508	$17,641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,307	12,637
Write-downs of cost method investments	26	200
Tax benefits from employee stock plans	—	7,898
Changes in operating assets and liabilities	(2,551)	(23,172)

Net cash provided by operating activities	17,290	15,204

Investing Activities
Net sales or maturities of marketable securities	1,876	61,365
Capital and other expenditures	(4,083)	(9,901)
Acquisitions, net of cash acquired	(5,150)	(133,531)
Other investing activities	52	(635)

Net cash used in investing activities	(7,305)	(82,702)

Financing activities
Repurchase of common stock	(29,881)	(9,996)
Proceeds from issuance of common stock	15,239	58,108
Dividends paid	(3,347)	(3,423)

Net cash (used in) provided by financing activities	(17,989)	44,689

Effect of exchange rate changes on cash and cash equivalents	1,070	2,749

Net decrease in cash and cash equivalents	(6,934)	(20,060)
Cash and cash equivalents at beginning of year	186,377	157,687

Cash and cash equivalents at end of period	$179,443	$137,627

Supplemental cash flow information:
Net cash paid during the period for income taxes	$(123)	$5,630

autodesk

Fiscal Year 2004	QTR 1 (1)	QTR 2	QTR 3	QTR 4	YTD2004
Financial Statistics ($ in millions, except per share data):
Net Revenues	$210.8				$210.8
Gross Margin	82%				82%
Operating Expenses	$167.2				$167.2
Operating Margin	3%				3%
Net Income	$7.5				$7.5
Earnings Per Share (diluted)	$0.07				$0.07
Total Cash and Marketable Securities	$401.8				$401.8
Days Sales Outstanding	58				58
Capital Expenditures	$4.1				$4.1
Cash from Operations	$17.3				$17.3
Depreciation and Amortization	$12.3				$12.3
Revenue by Geography (in millions):
Americas	$92.1				$92.1
Europe	$68.1				$68.1
Asia/Pacific	$50.6				$50.6
Revenue by Division (in millions):
Design Solutions Group	$172.6				$172.6
Manufacturing Solutions Division	$30.1				$30.1
Infrastructure Solutions Division (formerly GIS)	$22.7				$22.7
Building Solutions Division	$15.9				$15.9
Platform Technology Division & Other	$103.9				$103.9
Discreet	$38.2				$38.2
AutoCAD Statistics:
New Units of AutoCAD-based Products	48,500				48,500
Upgrade Revenue of AutoCAD-based Products	$16.6				$16.6
(in millions)
Installed Base	3,271,800				3,271,800
Headcount:
Headcount	3,550				3,550
Common Stock Statistics:
Stock Outstanding
( EPS Calculation-diluted)	113,446,000				113,446,000
Stock Repurchased	2,001,000				2,001,000

(1)	During the first quarter of fiscal 2004 there were no differences between GAAP and pro forma.